Exhibit 99.1

AudioEye Announces

Customer Update and Preliminary Outlook for Fourth Quarter 2020 and Full Year 2021 Revenue

TUCSON, Ariz. — December 16, 2020 — AudioEye, Inc. (NASDAQ: AEYE), an industry-leading digital accessibility platform delivering website accessibility compliance to businesses of all sizes, provided a customer update and its preliminary outlook for revenue for the fourth quarter 2020 and full year 2021.

Preliminary Fourth Quarter 2020 Updates

●	Expected to end the quarter with a customer count of approximately 32,000.
●	New partnership with a top U.S. digital agency launching in January to on-board an additional 33,000 customers at a basic service tier with upgrade provisions.
●	Fourth quarter 2020 revenue is expected to be in the range of $5.4 million to $5.6 million and full year 2020 revenue of $20.3 million to $20.5 million.

Financial Outlook

●	For 2021, the Company expects revenue in the range of $30 million to $32 million and reiterates its expectation to grow MRR and become cash flow positive in 2021.
●	The Company’s outlook for 2021 is based on a number of assumptions, including with respect to the progress and timing of sales through relatively newer sales channels.

“This year, we have seen record growth in AudioEye’s business and growing interest in our accessibility products. In 2020 alone, we expect to add approximately 25,000 customers to our base, an increase of 365%,” said David Moradi, interim CEO of AudioEye. “We anticipate this momentum will carry into 2021 as we continue to invest in our technology platform, grow our partnership strategy and build out our team.”

The expected fourth quarter 2020 revenue in this press release is preliminary and is subject to numerous factors, including changes in the anticipated timing related to certain material contracts and completion of the Company’s year-end financial reporting processes and audit. The Company currently intends to report its full year and fourth quarter 2020 results in March 2021.

About AudioEye

AudioEye is an industry-leading digital accessibility platform delivering trusted ADA and WCAG accessibility compliance at scale. Through patented technology, subject matter expertise and proprietary processes, AudioEye is eradicating all barriers to digital access, helping creators get accessible and supporting them with ongoing advisory and automated upkeep. Trusted by the FCC, ADP, SSA, Samsung, and more, AudioEye helps everyone identify and resolve issues of accessibility and enhance user experiences, automating digital accessibility for the widest audiences. AudioEye stands out among its competitors because it delivers Machine Learning/AI-driven accessibility without fundamental changes to site architecture. Join our movement at www.audioeye.com.

Forward-Looking Statements

All statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook”, “forecast” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding expected revenue for the current period and future periods. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; changes in timing of customer contracts and/or the recognition of revenue related thereto; risks associated with product development and technological changes; the acceptance of AudioEye’s products in the marketplace by existing and potential future customers; competition; general economic conditions; and uncertainties regarding the impact on our business and the overall economy from the coronavirus (COVID-19) outbreak. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission (the “SEC”), including AudioEye’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020, Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 15, 2020, Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 13, 2020, Form 10-Q for the quarter ended September 30, 2020 filed with the SEC on November 13, 2020 and its subsequent filings with the SEC. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect new information, future events or uncertainties or otherwise after the date hereof.

Corporate Contact:

AudioEye, Inc.

Dr. Carr Bettis, Executive Chairman

cbettis@audioeye.com

Investor Contact:

Matt Glover or Tom Colton

AEYE@gatewayir.com

(949) 574-3860